Exhibit 99.1

COMMUNITY HEALTH SYSTEMS ANNOUNCES PROPOSED

EXCHANGE OFFER AND CONSENT SOLICITATION

FRANKLIN, Tenn., November 9, 2026 – Community Health Systems, Inc. (the “Company”) (NYSE:CYH) today announced that its wholly owned subsidiary, CHS/Community Health Systems, Inc. (the “Issuer”), intends to commence a private offer to exchange (the “Exchange Offer”) any and all of its approximately $1,244 million aggregate principal amount of outstanding 6.875% Junior-Priority Secured Notes due 2029 (the “Old Notes”) for new 10.250% Senior Secured Notes due 2035 (the “New Notes”).

In addition, the Issuer intends to solicit consents (“Consents” and such solicitation, the “Consent Solicitation”) from eligible holders of the Old Notes to adopt certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Old Notes (the “Old Notes Indenture”), to eliminate substantially all restrictive covenants, certain events of default and certain other provisions contained in the Old Notes Indenture. The Supporting Holders (as defined below) who have entered into the Support Agreement (as defined below) collectively hold a majority of the outstanding principal amount of Old Notes, which means the Issuer expects to have the necessary consents to adopt the Proposed Amendments, assuming the consummation of the Exchange Offer and the Consent Solicitation.

Pursuant to the Exchange Offer, in exchange for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) (i) at or prior to 5:00 p.m., New York City time, on November 23, 2026 unless extended (such time and date, as the same may be extended, the “Early Tender Deadline”) and accepted by the Issuer, participating eligible holders of Old Notes will be entitled to receive $1,000 principal amount of New Notes (the “Total Consideration”), which includes an early tender premium of $30 principal amount of New Notes (the “Early Tender Premium”), and (ii) after the Early Tender Deadline and at or prior to 5:00 p.m., New York City time, on December 10, 2026 unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Date”), and accepted by the Issuer, participating eligible holders of Old Notes will be entitled to receive $970 principal amount of New Notes (the “Exchange Consideration”), which does not include the Early Tender Premium.

Title of Old Notes	CUSIP/ISIN	Aggregate Principal Amount of Old Notes Outstanding	New Notes to be Issued in Exchange for Old Notes	Exchange Consideration	Early Tender Premium	Total Consideration, if validly tendered (and not validly withdrawn) at or prior to the Early Tender Deadline
6.875% Junior - Priority Secured Notes due 2029	144A: 12543D BJ8 / US12543DBJ81 Reg S: U17127 AT5 / USU17127AT51	$1,244,476,000	10.250% Senior Secured Notes due 2035	$970	$30	$1,000

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The Issuer has entered into an exchange offer support agreement (the “Support Agreement”) with certain institutional investors that are holders of the Old Notes (the “Supporting Holders”) pursuant to which such Supporting Holders have agreed, subject to the satisfaction of certain conditions, to tender (and not withdraw) approximately $643.7 million aggregate principal amount of the Old Notes, representing approximately 52% of the aggregate principal amount of the outstanding Old Notes, in the Exchange Offer at or prior to the Early Tender Deadline and thereby deliver (and not revoke) the related Consents in the Consent Solicitation. In addition, to the extent 100% of the Old Notes are not validly tendered (and not validly withdrawn and accepted) in the Exchange Offer, the Issuer has agreed to issue to the Supporting Holders, and the Supporting Holders have agreed to accept from the Issuer, an aggregate principal amount of New Notes equal to (x) $1,244,476,000 minus (y) the aggregate principal amount of Old Notes validly tendered (and not validly withdrawn) and accepted for exchange in the Exchange Offer (the “Non-Participating Amount”), and the Supporting Holders have agreed to deliver to the Issuer in exchange for such New Notes an aggregate principal amount of 6.125% Junior-Priority Secured Notes due 2030 (the “2030 Junior-Priority Secured Notes”) held by them equal to the quotient of (x) the Non-Participating Amount divided by (y) 0.87, rounded down to the nearest incremental multiple of $1,000. Such New Notes will be issued in a private exchange offer with the Supporting Holders and will form a single series with, and have terms identical to, the New Notes issued in the Exchange Offer.

In addition, holders whose Old Notes are exchanged in the Exchange Offer will receive accrued and unpaid interest in cash in respect of their exchanged Old Notes from the last interest payment date to, but not including, the settlement date for the Exchange Offer (which date will be described in the Offering Memorandum).

The Exchange Offer and the Consent Solicitation will be subject to certain conditions as will be set forth in the Offering Memorandum, including (i) in the case of the Consent Solicitation, the receipt of the Requisite Consents (as defined in the Offering Memorandum) and (ii) Supporting Holders validly tendering (and not validly withdrawing) the approximately $643.7 million aggregate principal amount of the Old Notes held by them. The Issuer reserves the right to terminate, withdraw or amend the Exchange Offer and the Consent Solicitation at any time and for any reason, as will be described in the Offering Memorandum. Exchanging holders of Old Notes will have withdrawal rights as will be described in the Offering Memorandum.

If, after the Expiration Date, all conditions to the Exchange Offer and the Consent Solicitation have been or concurrently are or will be satisfied or waived by the Issuer, the Issuer will accept for exchange all Old Notes validly tendered (and not validly withdrawn) in the Exchange Offer at or prior to the Expiration Date. Subject to the terms and conditions of the Exchange Offer, it is expected that the settlement date will promptly follow the Expiration Date and is currently expected to be on the second business day after the Expiration Date.

It is expected that the New Notes will bear interest at a rate of 10.250% per annum and will mature on January 15, 2035. Interest on the New Notes will be paid semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2027. Interest on the New Notes will accrue from and including the issue date of the New Notes. Prior to November 15, 2027, the New Notes will be redeemable, at the Issuer’s option, subject to a standard make-whole provision. On or after November 15, 2027, the New Notes will be redeemable, at the Issuer’s option, at 101.000% of the principal amount thereof until November 15, 2028 and at 100.000% of the principal amount thereof thereafter, in each case plus accrued and unpaid interest, if any.

It is expected that the indenture governing the New Notes will contain covenants substantially similar to those included in the Issuer’s outstanding 9.750% Senior Secured Notes due 2034.

It is expected that the New Notes will be guaranteed on a senior secured basis by the Company and certain of its existing and future domestic subsidiaries that guarantee the Issuer’s outstanding ABL facility and senior notes. In addition, the New Notes and related guarantees are expected to be secured by (i) shared first-priority liens on the collateral that secures the Issuer’s existing secured notes and (ii) shared second-priority liens on the collateral that secures the Issuer’s outstanding ABL facility, in each case subject to permitted liens and certain exceptions as will be described in the Offering Memorandum.

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CYH Announces Proposed Exchange Offer and Consent Solicitation

November 9, 2026

The Issuer is under no obligation to commence the Exchange Offer or the Consent Solicitation. There can be no assurance that the Exchange Offer or the Consent Solicitation will be commenced or consummated on the terms described in this press release or at all. The complete terms and conditions of the Exchange Offer and the Consent Solicitation will be set forth in an offering memorandum and consent solicitation statement (the “Offering Memorandum”) which will be made available to eligible holders of Old Notes in connection with the proposed Exchange Offer and Consent Solicitation.

This press release is issued pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes and related guarantees will not be registered under the Securities Act or any state securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offer is expected to be made, and the New Notes are expected to be offered and issued only (i) in the United States to holders of Old Notes who the Issuer reasonably believes are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) outside the United States to holders of Old Notes who are (A) persons other than U.S. persons, within the meaning of Regulation S under the Securities Act, and (B) “non-U.S. qualified offerees” (as will be defined in the eligibility letter).

This press release is for informational purposes only. This press release is neither an offer to sell nor a solicitation of an offer to buy any New Notes and is neither an offer to purchase nor a solicitation of an offer to sell any Old Notes or 2030 Junior-Priority Secured Notes and is not a solicitation of consents with respect to the Old Notes. The Exchange Offer and the Consent Solicitation will be made only by, and pursuant to, the terms to be set forth in the Offering Memorandum. The Exchange Offer and the Consent Solicitation will not be made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Documents relating to the Exchange Offer and the Consent Solicitation, including the Offering Memorandum, will only be distributed to eligible holders who complete and return an eligibility form confirming they are either (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (ii) not a U.S. person, within the meaning of Regulation S under the Securities Act, and a “non-U.S. qualified offeree” (as will be defined in the eligibility letter).

Forward-Looking Statements

Statements contained in this press release regarding the proposed Exchange Offer and the Consent Solicitation described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contacts:

Kevin J. Hammons

Chief Executive Officer

(615) 465-7000

Anton Hie

Vice President – Investor Relations

(615) 465-7012

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